Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Metacrine, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge that:

(1)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 18, 2021	By:	/s/ Preston Klassen
Preston Klassen, M.D.
President and Chief Executive Officer
(Principal Executive Officer)

Date: March 18, 2021	By:	/s/ Patricia Millican
Patricia Millican
Chief Financial Officer
(Principal Financial and Accounting Officer)